Exhibit 24.1

                   (Elliott, Davis & Company Letterhead)

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Carolina First Corporation
Greenville, South Carolina

     We hereby consent to the use of our reports dated January 17, 1995, with respect to the financial statements of Aiken County National Bank, February 3, 1995, with respect to the consolidated financial statements of Carolina First Corporation, and April 24, 1995, with respect to the supplemental consolidated financial statements of Carolina First Corporation, included in this current report on Form 8-K dated April 24, 1995.


                           (Elliott, Davis & Company LLP Signature)

Greenville, South Carolina
April 24, 1995